EXHIBIT 10.9

SECOND AMENDMENT TO OFFICE LEASE

This Second Amendment to Lease, (“Amendment”) dated for reference purposes only October 22, 2001 is made by and between SHUWA INVESTMENTS CORPORATION, a California corporation (“Landlord”), and Daniel, Mann, Johnson & Mendenhall Inc., a California corporation (“DMJM”) and AECOM Technology, Inc., a Delaware corporation (“AeCom” together with DMJM, “Tenant”). This Amendment amends that certain lease (including this amendment and all prior amendments thereto, the “Lease”) dated June 13, 2001 by and between Landlord and Tenant pursuant to which Tenant leases certain space (the “Premises”) in the building Project commonly known as “Arco Plaza” building located in Los Angeles California. All capitalized terms used but not defined herein shall have the same meaning as set forth in the Lease.

1.             Size and Configuration of Suite 3700. The statement in Section 2 (h) of the Lease that the rentable square footage of Suite 3700 is “Fourteen thousand three hundred forty (14,340)” is changed to state that the rentable square footage of Suite 3700 is “Fourteen thousand nine hundred forty four (14,944)”. The Improvement Allowance, Space Planning Allowance, Base Rent, Tenant’s Share and any other allowance or charge stated in the Lease to be determined on the rentable square footage area of Suite 3700 shall be determined based on the rentable square footage of Fourteen thousand nine hundred forty four (14,944). The configuration of Suite 3700 is depicted on the attached Exhibit “A”.

2.             Whole Agreement. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

3.             Miscellaneous

3.1  Presumptions. This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party drafting the document. It shall be construed neither for nor against Landlord or Tenant, but shall be given reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties.

3.2  Not an Offer. The submission of this document to Tenant or Tenant’s broker, agent or attorney for review or signature does not constitute an offer. This document shall not be binding unless and until it is executed and delivered by both parties hereto.

AMENDMENT TO OFFICE LEASE	DMJM AND AECOM

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Second Amendment to Office Lease as of the day and date first above written.

“Landlord”

SHUWA INVESTMENTS CORPORATION,
a California corporation

/s/	Takaji Kobayashi
By:	Takaji Kobayashi
Its:	President

“Tenant”

DANIEL, MANN, JOHNSON & MENDENHALL INC.,
a California corporation

By:	/s/ Stuart Laff
Name:	Stuart Laff
Its:	Vice President

AECom TECHNOLOGY, INC.,
a Delaware corporation

By:	/s/ Joseph A. Incaudo
Name:	Joseph A. Incaudo
Its:	Chief Financial Officer